Exhibit 99.1

Filed by Citadel Broadcasting Corporation

pursuant to Rule 425 under the Securities Act of 1933

Subject Company: The Walt Disney Company

Commission File No.: 1-11605

Citadel Broadcasting Corporation

FOR IMMEDIATE RELEASE

Citadel Declares Special Cash Distribution of $2.46 per Share,

Contingent on Closing of the ABC Radio Merger

LAS VEGAS, NV – May 25, 2007 – In preparation for the pending merger of a wholly-owned subsidiary of Citadel Broadcasting Corporation (NYSE: CDL) with ABC Radio Holdings, Inc., Citadel today announced that its Board of Directors has declared, subject to the consummation of the merger, a special cash distribution of $2.46 per share. The special cash distribution will be payable to Citadel stockholders as of the record date. The record date for the special cash distribution shall be as of the second trading day prior to consummation of the merger. Payment of the special cash distribution is conditioned on the completion of the merger and will be made immediately prior to the effective time of the merger. The parties currently expect the pending merger to close on Tuesday, June 12, 2007, subject to the satisfaction or waiver of conditions contained in the agreements governing the merger. Citadel anticipates that the record date for its special cash distribution will be Friday, June 8, 2007.

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Important Information for Investors and Stockholders

Do not make an investment decision regarding Citadel’s common stock based solely on the foregoing information. Any investment decision regarding Citadel’s common stock should be made only after a careful review and analysis of all the relevant filed or otherwise publicly disclosed information regarding the merger, Citadel and its prospects.

Forward-Looking Statements

Certain matters in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of Citadel Broadcasting Corporation and its subsidiaries (collectively the “Company”), its directors or its officers with respect to, among other things, future events affecting the Company, including the anticipated closing of the merger with ABC Radio Holdings, Inc. (“ABC Radio”) and the payment of a special cash distribution to Citadel’s stockholders.

When used in this document, forward-looking statements are typically identified by the words “believes,” “expects,” “anticipates,” “continues,” “intends,” “likely,” “may,” “can,” “projects,” “plans,” “potential,” “will,” “to be,” and similar expressions that refer to expectations or other characterizations of future events or circumstances, whether in the negative or the affirmative. All statements other than statements of historical fact are “forward-looking” statements for the purposes of federal and state securities laws, including, without limitation, statements about the likelihood of satisfaction of closing conditions, and whether and when (i) the merger will be consummated, (ii) a special distribution will be paid and (iii) a record date for such special distribution will occur. These statements are based upon the current beliefs and expectations of Citadel’s management and are subject to a number of factors that could cause actual outcomes and results to be materially different from those projected or anticipated. More information about these potential risk factors is contained in Citadel Broadcasting Corporation’s filings with the Securities and Exchange Commission (“SEC”).

Additional Information about the Transaction with ABC Radio and Where to Find It

The Company filed a Registration Statement on Form S-4 (No. 333-139577) with the SEC containing a preliminary information statement/prospectus regarding the proposed business combination with ABC Radio. The Registration Statement was declared effective by the SEC on May 8, 2007 and mailing of the information statement/prospectus commenced on May 9, 2007. Investors are urged to read the information statement/prospectus and any other relevant materials filed by the Company with the SEC when they become available because they contain, or will contain, important information, including information about the Company, the business of ABC Radio and the proposed combination. The information statement/prospectus and other documents which are filed by Citadel with the SEC are available free of charge at the SEC’s website, www.sec.gov, or by directing a written request to Citadel Broadcasting Corporation, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, Attention: Investor Relations.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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About Citadel Broadcasting Corporation

Citadel Broadcasting Corporation is a radio broadcaster focused primarily on acquiring, developing and operating radio stations throughout the United States. Citadel owns and operates 165 FM and 58 AM radio stations in 46 markets located in 24 states across the country. For more information visit www.citadelbroadcasting.com.

Contact:

Patricia Stratford

(212) 887-1665